SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Eaton Vance Floating-Rate Income Plus Fund (Name of Registrant as Specified in Its Charter)

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Dear Shareholder,

On behalf of the Board of Trustees of Eaton Vance Floating-Rate Income Plus Fund, I urge you to take action to protect the Fund’s long-term shareholders by using the WHITE proxy card to vote FOR the Board-approved Trustee nominees listed on the proxy card and AGAINST the recommendation to change the Board’s staggered-term structure being proposed by a group of hedge funds and their manager that have acquired ownership of more than 20% of the Fund’s outstanding shares over the past year.

Domiciled primarily in the Cayman Islands, the hedge funds are managed by Saba Capital Management, L.P., a New York-based investment adviser that specializes in activist closed-end fund investing. Saba has nominated three candidates for election to the Fund’s Board of Trustees and is submitting a non-binding shareholder proposal to require all Trustees to stand for election on an annual basis. If enacted and implemented, this change would remove one of the Fund’s primary defenses against self-serving activist investors like Saba from gaining control of the Board at a single annual meeting to advance their own agenda to the potential detriment of other Fund shareholders.

Unlike the Saba nominees, the three incumbent Trustees up for re-election have directly relevant experience and have demonstrated a long history of consistently acting in the best interests of all Fund shareholders. The Board’s eleven current Trustees are highly qualified individuals who have a broad range of industry and professional backgrounds and well represent the diversity of the Fund’s investor base. There is nothing to suggest that the Fund’s governance would be improved by the election of the Saba nominees or by changing the Board’s structure as Saba is recommending.

Since the Fund’s inception in June 2013, the Board has maintained a consistent focus on ensuring that the Fund continues to deliver on its investment objective of total return, with an emphasis on income. The high caliber of the Fund’s management and Board oversight is demonstrated by the Fund’s historical shareholder returns. For the five years ended February 29, 2020, the Fund’s average annual return based on change in market price with dividends reinvested (market return) was 4.75%. This compares to average annual returns over the same period of 3.92% for the Fund’s benchmark, the S&P/LSTA Leveraged Loan Index, and an average of 4.55% annually for the Morningstar closed-end bank loan fund peer group.

Consistent with their oversight and management responsibilities, the Board and Eaton Vance have implemented certain changes over time in the Fund’s investment and distribution policies, seeking to enhance shareholder returns. Last June, the Board approved a change in investment policies for the Fund’s non-senior loan investments, which may compose up to 20% of total managed assets. Since this repositioning was fully implemented at the end of August, the Fund’s market return has significantly exceeded the return of its benchmark and the average return of the Morningstar closed-end bank loan fund peer group. For the six months ended February 29, 2020, the Fund’s market return was 5.17%, which compares to total returns of 1.42% for the S&P/LSTA Leveraged Loan Index and an average of 1.77% for the Fund’s closed-end fund peer group over the same period.

In contrast to the current Trustees’ focus on serving the interests of all Fund shareholders, Saba’s proposals seek to advance the Saba agenda. As a closed-end fund activist, its game plan is simple: buy fund shares at a discount during periods of market dislocation and then agitate to compel the target fund to take out the Saba position at a higher price. Time and again, these actions have proven harmful to long-term fund shareholders – by interfering with a fund’s investment program, distracting management, raising fund expenses, reducing trading liquidity and potentially terminating the fund.

For decades, federal securities law has recognized, and sought to prevent, the harm to other fund shareholders that can result when a self-interested investor gains control. To protect against that risk, a hedge fund (or other investment company) is normally limited to owning not more than three percent of a registered fund’s shares. To circumvent that limitation, Saba has accumulated its position in Fund shares through multiple hedge funds and separate accounts, the combined holdings of which are more than seven times the allowable limit for a single fund. Your Board regards Saba’s actions seeking to gain control of the Fund in this manner as a blatant evasion of the intent of federal securities law.

I urge you to vote your shares in a way that will deny Saba the opportunity to seize control of the Fund to advance its self-serving agenda and expose other shareholders to potential harm.

Please read the proxy materials, which explain why the Board believes its approved nominees deserve your vote and why we recommend maintaining the Fund’s current staggered-term structure.

Your vote is extremely important. Please act now to help protect your investment. Using the WHITE card, cast your vote FOR the Board-approved nominees listed and AGAINST Saba’s recommended change to the Board’s staggered-term structure. Voting takes just a few minutes, and can be done on line, by phone or through the mail by following the instructions on the WHITE proxy card.

Saba representatives may contact you to solicit your vote. Please do not mail in the GOLD proxy card sent by the Saba, or any proxy card other than the WHITE proxy card. Doing so would cancel your vote to support the Fund and its current Board.

Thank you for your vote to support the best interests of all Fund shareholders.

Sincerely,

William H. Park

Chairperson, Board of Trustees

Eaton Vance Floating-Rate Income Plus Fund

If you have any questions, you may speak to a live representative at the Fund’s proxy solicitor, AST Fund Solutions, LLC, toll-free at (800) 992-3086.

Past performance is no guarantee of future results. Returns are historical and are calculated net of management fees and other expenses by determining the percentage change in market price with all distributions reinvested in accordance with the Fund’s Dividend Reinvestment Plan. Performance at market price will differ from performance at net asset value due to variations in the Fund’s market price versus net asset value, which may reflect factors such as fluctuations in supply and demand for Fund shares, changes in Fund distributions, shifting market expectations for the Fund’s future returns and distribution rates, and other considerations affecting the trading prices of closed-end funds. Investment return and principal value will fluctuate so that shares, when sold, may be worth more or less than their original cost. Performance for periods less than or equal to one year is cumulative. Performance is for the stated time periods only; due to market volatility, current Fund performance may be lower or higher than the quoted returns. For performance as of the most recent month-end, please refer to eatonvance.com.